Exhibit 99.1

Eton Pharmaceuticals and Xellia Pharmaceuticals Announce Biorphen® (phenylephrine HCl) Co-Promotion Agreement

-	Xellia’s U.S.- Based Hospital Sales Force Will Immediately Begin Promoting Biorphen in Collaboration with Eton
-	Agreement Significantly Expands Biorphen Commercial Footprint and Provides Access to Institutions that Prefer Ready-to-Use Injectable Formulations
-	Biorphen, the Only FDA-approved Formulation of Ready-to-Use Phenylephrine Injection, was Launched in December 2019

DEER PARK, Ill., Jan. 21, 2020 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc. (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative drug products, announced it has entered into a co-promotion agreement with Xellia Pharmaceuticals for the promotion of Biorphen® (phenylephrine HCl), the first and only FDA approved ready-to-use formulation of phenylephrine injection indicated for the treatment of clinically important hypotension resulting primarily from vasodilation in the setting of anesthesia.

“We are excited to collaborate with Xellia on the promotion of Biorphen. Given our overlapping target markets, this agreement is a compelling opportunity for Eton to increase Biorphen’s commercial footprint and leverage Xellia’s established relationships with hospitals that have adopted ready-to-use injectable products,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “We have been pleased with the customer reaction to Biorphen in our first few weeks since launch, and we look forward to working with Xellia to continue driving adoption of Biorphen”

“This is a great opportunity for us to work with Eton to co-promote Biorphen; the collaboration fits well with our overall mission to bring life-saving medicines that address unmet patients’ needs. Eton has a similarly bold company culture and focus to Xellia, which aligns with our ambition to bring more ready-to-use products to the US market where time is critical to the patient and in alignment to industry guidelines” said Carl-Aake Carlsson, CEO of Xellia Pharmaceuticals.

Xellia’s hospital sales force will immediately begin promoting Biorphen in certain market segments in collaboration with Eton’s existing commercial team. The agreement significantly increases the number of sales representatives actively promoting Biorphen and provides Eton with immediate access to accounts that have already adopted Xellia’s Vanco Ready, a ready-to-use formulation of Vancomycin injection. In addition, Xellia will be expanding its sales force to support the co-promotion. Eton will continue to promote Biorphen to all market segments. Xellia will receive a commission on Biorphen sales realized from certain customer accounts.

About Biorphen

Biorphen® (phenylephrine HCI) Injection is the first and only FDA-approved ready-to-use formulation of phenylephrine for treating clinically important hypotension resulting primarily from vasodilation in the setting of anesthesia. Ready-to-use Biorphen can be standardized and stocked in operating rooms, emergency departments and intensive care units, as well as in crash carts throughout the hospital. With a three-year shelf life, Biorphen can be stocked throughout hospitals without frequent restocking. The market for ready-to-use phenylephrine injection is estimated to be more than 20 million doses annually.

Indications and Usage

BIORPHEN injection is an alpha-1 adrenergic receptor agonist indicated for the treatment of clinically important hypotension resulting primarily from vasodilation in the setting of anesthesia.

Important Safety Information

Contraindications

None.

Warnings and Precautions: BIORPHEN can precipitate angina in patients with severe arteriosclerosis or history of angina, exacerbate underlying heart failure, and increase pulmonary arterial pressure. Can also cause excessive peripheral and visceral vasoconstriction and ischemia to vital organs. Extravasation during intravenous administration may cause necrosis or sloughing of tissue. Can cause severe bradycardia and decreased cardiac output, renal toxicity, augmented pressor effect in patients with autonomic dysfunction and pressor effect with concomitant oxytocic drugs.

Adverse Reactions

Most common adverse reactions during treatment: nausea, vomiting, and headache.

To report SUSPECTED ADVERSE REACTIONS, contact Eton Pharmaceuticals, Inc. at 1-888-450-0568 or FDA at 1-800-FDA-1088.

Drug Interactions

Agonistic Effects (increase in BIORPHEN blood pressure effect) can occur with monoamine oxidase inhibitors (MAOI), oxytocin and oxytocic drugs, tricyclic antidepressants, angiotensin and aldosterone, atropine, steroids, norepinephrine transporter inhibitors, ergot alkaloids.

Antagonistic Effects (decrease in BIORPHEN blood pressure effect) can occur with α-adrenergic antagonists, phosphodiesterase Type 5 inhibitors, mixed α- and β-receptor antagonists, calcium channel blockers, benzodiazepines and ACE inhibitors, centrally acting sympatholytic agents

Overdosage

Overdose of BIORPHEN (phenylephrine hydrochloride) can cause a rapid rise in blood pressure. Symptoms of overdose include headache, vomiting, hypertension, reflex bradycardia, a sensation of fullness in the head, tingling of the extremities, and cardiac arrhythmias including ventricular extrasystoles and ventricular tachycardia.

About Eton Pharmaceuticals, Inc.

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing innovative products utilizing the FDA’s 505(b)(2) regulatory pathway. Eton is primarily focused on liquid dosage forms including injectables, oral liquids and ophthalmics. Eton has a diversified pipeline of high-value product candidates in various stages of development and therapeutic areas, including multiple product candidates currently under review by the FDA.

About Xellia Pharmaceuticals

Xellia Pharmaceuticals (“Xellia”) is a specialty pharmaceutical company developing, manufacturing and commercializing anti-infective treatments against serious and often life-threatening bacterial and fungal infections.

With over 100 years of experience, Xellia is a world-leading trusted supplier of several important established anti-infective drugs, comprising active pharmaceutical ingredients as well as injectable products. Continuing the Company’s evolution, Xellia is generating an innovative pipeline of value-added anti-infective medicines intended to enhance patient care, providing convenience and ease of use for healthcare professionals.

Headquartered in Copenhagen, Denmark, Xellia has a global footprint with R&D, manufacturing and commercial operations across Europe, Asia and North America and is investing significantly to expand its sales and manufacturing capabilities within the United States. Xellia is wholly owned by Novo Holdings A/S and employs a dedicated team of over 1,700 people.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Eton Company Contact:

David Krempa

dkrempa@etonpharma.com

847-805-1077